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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934


         JANUARY 3, 2001                              DECEMBER 29, 2000
         (Date of Report)                     (Date of earliest event reported)


                      MOLECULAR BIOSYSTEMS, INC.
        (Exact name of registrant as specified in its charter)


          DELAWARE                      001-10546               36-3078632
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

             10030 BARNES CANYON ROAD, SAN DIEGO, CALIFORNIA
                 (Address of principal executive offices)

                                 92121
                              (Zip Code)


Registrant's telephone number, including area code:     (858) 812-7001

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On December 29, 2000, Alliance Pharmaceutical Corp. ("Alliance"), its wholly-owned subsidiary, Alliance Merger Subsidiary, Inc. ("Merger Sub") and Molecular Biosystems, Inc. (the "Registrant") completed the merger (the "Merger") of Merger Sub with and into the Registrant with the Registrant surviving the Merger as a wholly-owed subsidiary of Alliance. In connection with the Merger, stockholders of the Registrant received an aggregate of 770,000 shares of Alliance common stock in exchange for their shares of the Registrant's common stock pursuant to an exchange ratio of 0.041037 shares of Alliance common stock per share of the Registrant's common stock. The exchange ratio was determined by negotiation between the parties based on the closing price of Alliance's common stock on October 11, 2000 (the date of the Agreement and Plan of Merger between the parties) and the then current value of the Registrant's assets.




                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MOLECULAR BIOSYSTEMS, INC.

Dated:  January 3, 2001


                                        /s/  Lloyd A. Rowland
                                        -----------------------------
                                        Lloyd A. Rowland
                                        Vice President and General Counsel